Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the reference in the Registration Statement (Form S-3 No. 333-159145) and in the related Prospectus of our reports dated February 19, 2010, with respect to the financial statements of Hatteras Financial Corp., and the effectiveness of internal control over financial reporting of Hatteras Financial Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Greensboro, North Carolina

February 19, 2010